Certification Pursuant to 18 U.S.C. Section 1350,
as Adopted Pursuant to Section 906
of the Sarbanes-Oxley Act of 2002
     In conjunction with the Semi-Annual Report to Shareholders on Form N-CSR of Pacific Life Funds (the “Fund”) for the fiscal half-year ended 9/30/08, as filed with the Securities and Exchange Commission (the “Report”), James T. Morris, as Chief Executive Officer, Mary Ann Brown, as President and Brian D. Klemens, as Treasurer (Principal Financial and Accounting Officer) of the Fund, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Fund.
Date: 11/19/08

/s/ James T. Morris James T. Morris Chief Executive Officer, Pacific Life Funds

/s/ Mary Ann Brown Mary Ann Brown President, Pacific Life Funds

/s/ Brian D. Klemens Brian D. Klemens Treasurer (Principal Financial and Accounting Officer), Pacific Life Funds